FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of _______, 202__, is entered into by and between EvolveX Equity Fund, LLC, a Colorado limited liability company (the “Company”), and [INVESTOR NAME], an individual resident of [STATE] (the “Investor”).

RECITALS

WHEREAS, the Company is a limited liability company formed under the laws of the State of Colorado on June 9, 2021;

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, [NUMBER OF] Class A Units, subject to the terms and conditions of this Agreement;

WHEREAS, capitalized terms used but not defined herein have the meanings given to such terms in that certain Operating Agreement, dated June 9, 2021, as amended from time to time, between EvolveX Capital, LLC, and the Company (the “Operating Agreement”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants, and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                  Purchase and Sale. Subject to the terms and conditions of this Agreement, on the day of Closing, the Investor shall purchase from the Company, and the Company shall sell and issue to the Investor, [NUMBER OF] Class A Units (the “Subscription Units”) at a price of $1,000 per Class A Unit. Payment for the Subscription Units shall be made by making a contribution to the capital of the Company in the form of cash in the aggregate amount of $_______________. At the Closing, Investor shall execute and deliver to the Company a copy of the Operating Agreement or a joinder agreement in the form provided by the Company. Upon such execution and delivery, the Investor shall become bound by the terms and conditions of the Operating Agreement.

2.      Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

(a)                Due Organization; Good Standing. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado.

(b)               Limited Liability Company Power. The Company has all requisite limited liability company power and authority to (a) enter into this Agreement and to perform all of its obligations hereunder, (b) carry out the transactions contemplated hereby and (c) issue the Subscription Units to the Investor.

(c)                Authorization. The Company has taken all limited liability company actions necessary to authorize it to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery of this Agreement by the Investor, constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)               Subscription Units. The Subscription Units, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid, and nonassessable and will be free and clear of any liens or encumbrances.

3.      Representations and Warranties of the Investor. The Investor hereby represents and warrants to, and agrees and covenants with, the Company as follows:

(a)                Authority. The Investor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been, assuming the due authorization, execution, and delivery by the Company, duly and validly executed and delivered by the Investor and constitutes a legal, valid, and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)               No Conflicts; No Consents. The execution and delivery by the Investor of this Agreement, the consummation by the Investor of the transactions contemplated hereby, and the performance of the Investor’s obligations hereunder do not and will not: (a) conflict with or result in a violation or breach of applicable law or (b) assuming the due authorization, execution, and delivery of this Agreement by the Company, violate in any material respect, conflict with in any material respect, or result in any material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or require the Investor to obtain any consent, approval, or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement, instrument, commitment or arrangement.

(c)                Investment Intention; Restriction on Dispositions. The Investor is acquiring the Subscription Units solely for the Investor’s own account for investment and not on behalf of any other Person or with a view to, or for sale in connection with, any distribution thereof. The Investor agrees that the Investor will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate, or otherwise dispose of any of the Subscription Units (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Subscription Units), except in compliance with (a) the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission thereunder, (b) applicable state and non-U.S. securities or “blue sky” laws, and (c) the provisions of this Agreement and the Operating Agreement. The Investor further understands, acknowledges, and agrees that none of the Subscription Units or any interest therein or any rights relating thereto may be transferred, sold, pledged, hypothecated, or otherwise disposed of unless (i) the provisions of the Operating Agreement shall have been complied with and (ii) such disposition is exempt from the provisions of Section 5 of the Securities Act or is pursuant to an effective registration statement under the Securities Act and is exempt from (or in compliance with) applicable state securities or “blue sky” laws. Any attempt by the Investor, directly or indirectly, to offer, transfer, sell, pledge, hypothecate, or otherwise dispose of any of the Subscription Units, or any interest therein, or any rights relating thereto, without complying with the provisions of this Agreement and the Operating Agreement, as applicable, shall be void and of no effect.

(d)               Securities Laws Matters. The Investor acknowledges receipt of advice from the Company that: (a) the Subscription Units have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws or non-U.S. securities laws; (b) it is not anticipated that there will be any public market for the Subscription Units; (c) the Investor must continue to bear the economic risk of the investment in the Subscription Units unless the Subscription Units are subsequently registered under the Securities Act and such state or non-U.S. securities laws or an exemption from such registration is available; (d) a restrictive legend shall be placed on any certificates representing the Subscription Units that make clear that such Subscription Units are subject to the restrictions on transferability set forth in this Agreement and the Operating Agreement; and (e) a notation shall be made in the appropriate records of the Company indicating that the Subscription Units are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect thereto.

(e)                Ability to Bear Risk. The Investor acknowledges that: (a) the financial situation of the Investor is such that it can afford to bear the economic risk of holding the Subscription Units for an indefinite period; and (b) the Investor can afford to suffer the complete loss of its investment in the Subscription Units.

(f)                 Access to Information; Sophistication; Lack of Reliance. The Investor is familiar with the business and financial condition, properties, operations, and prospects of the Company and the Investor has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the acquisition of the Subscription Units and to obtain any additional information that the Investor deems necessary to verify the accuracy of the information so provided. The Investor’s knowledge and experience in financial and business matters is such that the Investor is capable of evaluating the merits and risk of the Investor’s investment in the Subscription Units. The Investor has carefully reviewed the terms and provisions of this Agreement and the Operating Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, the Investor represents and warrants that as of the Closing, (a) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties, or business of the Company or as to the desirability or value of an investment in the Company has been made to the Investor by or on behalf of the Company, except for those representations and warranties expressly set forth in Section 2 of this Agreement,

(a)   the Investor has relied upon the Investor’s own independent appraisal and investigation and the advice of the Investor’s own counsel, tax advisors, and other advisors regarding the risks of an investment in the Company, and (c) the Investor will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company.

(g) Accredited Investor. The Investor is either:

(i)                 an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and,

in such case, shall submit to the Company such further assurances of such status as may be reasonably requested by the Company; or

(ii)               such Member’s Capital Contribution is less than or equal to ten percent (10%) of the greater of such Member’s:

(A) Annual income or net worth, calculated as provided in the definition of “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act; or

(B) Revenue or net assets for the most recently completed fiscal year.

4.      Binding Effect; Benefits. This Agreement shall be binding upon the successors, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.

5.      Waiver. Any term or provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, but only in writing signed by such party. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

6.      Amendments. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by the parties whose rights and/or obligations hereunder are modified by such written agreement.

7.      Assignability. Neither this Agreement, nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by the Investor without the prior written consent of the Company.

8.      Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Colorado.

9.      Enforcement. Each party agrees that the parties shall be entitled to specific performance of the terms hereof.

10.  Notices. All notices, requests, demands, letters, waivers, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) sent by next-day or overnight mail or delivery or (iii) sent by e-mail, as follows:

If to the Company: EvolveX Equity Fund, LLC Attention: Rodman Schley

7491 Kline Drive

Arvada CO 80005 Email: rodman@gorodman.com

If to the Investor:

Attn: [NAME]

[ADDRESS]

[ADDRESS]

All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (A) if by personal delivery, on the day delivered, (B) if by next-day or overnight mail or delivery, on the day delivered, or (C) if by e-mail, on the day delivered.

11.  Headings. The headings contained herein are for convenience and shall not control or affect the meaning or interpretation of any provision hereof.

12.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, Docusign, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original copy of this Agreement.

13.  Severability. In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

14.  Entire Agreement. This Agreement, together with the Operating Agreement, shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements, arrangements, understandings, documents, instruments and communications, whether written or oral, with respect to such subject matter.

15.  Further Assurances. Subject to the terms and conditions provided herein, each party hereto covenants and agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable, whether under applicable law or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

THE COMPANY:

EvolveX Equity Fund, LLC

By, EvolveX Capital, LLC, Manager By, Rodman Schley, Member

THE INVESTOR:

[NAME]